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                                                                    Exhibit 23.5


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use in the Registration Statement on Form S-2 and related Prospectus of Enserch Exploration, Inc. of information contained in our reports relating to the oil and gas reserves and revenue of DALEN Resources Corp. We also consent to all references to our firm included in or made a part of such Registration Statement and Prospectus.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        /s/  CLARENCE M. NETHERLAND
                                        -------------------------------------

                                             Clarence M. Netherland
                                             Chairman

Dallas, Texas
June 20, 1995